PROMISSORY NOTE

US $529,666.31	Missoula, MT
June 30, 2012

FOR VALUE RECEIVED (accounts payable balance on June 30, 2012), the undersigned Grant Hartford Corporation ("Borrower"), located at 2620 Connery Way, Missoula, MT 59808, promises to pay to the order of O'Keefe Drilling Company, Inc the amount of $529,666.31 (five hundred twentynine thousand, six hundred sixty-six dollars and thirty-one cents) with twelve percent (12.00%) interest per annum. Said principal, plus interest shall be payable in full on or before June 30, 2014. All payments required to be made by the terms of this Note shall be remitted to the Note Holder's designated address, PO Box 3810, Butte, MT 59702, or such other address, as the Note Holder may hereafter give notice to the Borrower in writing.

If said sum is not paid when due, the Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to, reasonable attorney's fees.

It is specifically acknowledged that time is of the essence, and if payment hereunder shall not actually be received by Note Holder, on a timely basis, the within Note shall be in default.

Presentment notice of dishonor, and protest are hereby waived by Borrower and all other makers, sureties, guarantors and indorses and their successors and assigns.

Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by certified mail, return receipt requested, addressed to Borrower at the Borrower's address stated herein, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon delivery to Note Holder or (2) by mailing such notice by certified mail, return receipt requested, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Grant Hartford Corporation

/s/David L. Gilmer
David Gilmer, Corporate Secretary